UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

------------------------

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 24, 2008

-----------------

UNITY WIRELESS CORPORATION

--------------------------------------------------

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30620	91-1940650
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7438 Fraser Park Drive, Burnaby, BC Canada  V5J 5B9

----------------------------------------------------------------

(Address of Principal Executive Offices) (Zip Code)

(800) 337-6642

--------------------

Registrant's telephone number, including area code

-------------------------------------------------------------

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 1.01.   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective February 25, 2008, the Company entered into an agreement for the sale of certain assets of the Company, including power amplifier and related products, design, IP (intellectual property), PO (purchase orders) and equipment located in its Burnaby, BC location with Moventis Wireless Inc. and PTL  Electronics Ltd. of British Columbia, Canada.

Under the agreement, the purchase is non-cash with Unity receiving consideration of USD$3 million which will be offset against a portion of its account payable to its contract manufacturer, PTL Electronics. In addition, Unity will be entitled to a royalty for a period of 3 years.

Closing of the above transaction is subject to receiving the approval of the transaction by certain lien holders on the company’s assets as well as other conditions to be met as specified in the agreement.  There is no assurance that this transaction will be completed.

A copy of the Agreement is attached as Exhibit 2.1.  The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the exhibits. A copy of the press release issued by Unity on March 21, 2007 is furnished herewith as Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit	Description
2.1	Asset Purchase Agreement dated February 25, 2008 by and among Unity Wireless Corporation, Unity Wireless Systems Corporation, Moventis Wireless Inc. and PTL Electronics Ltd.
99.1	Press Release dated March 21, 2008 by Unity Wireless Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITY WIRLESS CORPORATION

Registrant

Date:  March 24, 2008

By: /s/ Ilan Kenig

ILAN KENIG

Chief Executive Officer and Principal Executive Officer